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                                                                     EXHIBIT 4.8

                                    FORM OF

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into this 12th day of March, 2003, by and between NOVATEL WIRELESS, INC., a Delaware corporation (the "Company"), and the purchasers listed on the signature pages hereto (the "Purchasers" and, collectively with the Company, the "Parties").

                             PRELIMINARY STATEMENTS

         In connection with the consummation of the transactions contemplated by that certain Securities Purchase Agreement (the "Purchase Agreement"), dated as of March 12, 2003, between the Purchasers and the Company, the Company has agreed to issue and sell to the Purchasers, (i) a secured convertible preferred promissory note (the "Convertible Note"), convertible into shares of the Series B Preferred Stock, which Series B Preferred Stock is convertible into shares of Common Stock; (ii) additional shares of the Company's Series B Preferred Stock; and (iii) certain warrants to purchase shares of the Company's Common Stock (the "Warrants").

         The obligations of the Purchasers to purchase the Convertible Note, the Third Issuance Shares and the Warrants pursuant to the Purchase Agreement are conditioned upon, among other things, the Parties' execution of this Agreement, pursuant to which the Purchasers will be entitled to certain registration rights with respect to the Common Stock issuable upon conversion of the Series B Preferred Stock and the exercise of the Warrants.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1.       Certain Definitions.

                  1.1 Terms Defined in this Section. For purposes of this Agreement, the following terms have the following meanings:

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banking institutions in New York, New York are required or authorized by law to remain closed.

         "Company Indemnified Parties" means the Company, its officers, directors, employees, and agents, and each Person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, and the officers, directors, employees, and agents of the foregoing parties.

         "Common Stock" means the Company's common stock, par value $0.001 per share, and any securities into or for which such securities are converted or exchanged by the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

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         "Indemnified Party" means a Person claiming a right to indemnification pursuant to Section 6 of this Agreement.

         "Indemnifying Party" means a Person required to provide indemnification pursuant to Section 6 of this Agreement.

         "Losses" means any losses, claims, damages, or liabilities, and any related legal or other fees and expenses.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, organization, or other entity.

         "Prospectus" means the prospectus included in a Registration Statement as of the date it becomes effective under the Securities Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, each as amended, and each applicable prospectus supplement relating to the offering and sale of any of the Registrable Securities pursuant to such Registration Statement.

         "Registrable Securities" means:

                  (i) Common Stock issued or issuable upon the conversion of the Series B Preferred Stock (including the Series B Preferred Stock issued upon conversion of the Convertible Note); or

                  (ii) Common Stock issued or issuable upon the exercise of the Warrants.

         Securities that are Registrable Securities will cease to be Registrable
Securities:

                  (i) when a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement,

                  (ii) when such securities shall have been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the applicable purchaser does not receive "restricted securities" (as that term is defined for purposes of Rule 144 under the Securities Act), or

                  (iii)    when such securities cease to be outstanding.

         "Registration Statement" means a registration statement (including the related Prospectus) of the Company under the Securities Act on any form selected by the Company for which the Company then qualifies and which permits the sale thereunder of the number and type of Registrable Securities (and any other securities of the Company) to be included therein in accordance with this Agreement by the applicable sellers in the manner described therein. The term "Registration Statement" shall also include all exhibits, financial statements, and schedules and all documents incorporated by reference in such Registration Statement when it becomes

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effective under the Securities Act, and in the case of the references to the
Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

         "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

         "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

         "Selling Stockholder" means any Stockholder whose Registrable Securities are included at the request of such Stockholder in any Registration Statement pursuant to Section 2 or Section 3.

         "Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $0.001 per share.

         "Stockholder" means each Purchaser who has the right to acquire Registrable Securities and any other Person:

                  (i) to whom any Registrable Securities or any rights to acquire any Registrable Securities are transferred by any Person that was, immediately prior to such transfer, a Stockholder,

                  (ii) who continues to hold such Registrable Securities or the right to acquire such Registrable Securities,

                  (iii) to whom the transferring Stockholder has assigned any of its rights under this Agreement, in whole or in part, in accordance with the provisions of Section 8.6 of this Agreement with respect to such Registrable Securities, and

                  (iv) who has executed a counterpart hereof in connection with the transfer of such Registrable Securities.

         "Stockholder Indemnified Parties" means each Selling Stockholder, its officers, directors, employees, and agents, each Person (if any) who controls such Selling Stockholder within the meaning of either the Securities Act or the Exchange Act, and the officers, directors, employees, and agents of the foregoing parties.

         "Third-Party Demand Stockholder" means any Person having the right to require that the Company effect a registration under the Securities Act of securities owned by such Person, other than pursuant to this Agreement.

                  1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                               Section
----                                               -------
Demand Notice                                      Section 2.2(a)
Demand Registration                                Section 2.1

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
Term                                               Section
----                                               -------
Demanding Stockholders                             Section 2.2(a)
Incidental Registration                            Section 3.1(a)
Initiating Stockholder                             Section 2.2(a)
Material Event                                     Section 2.6(a)
Minimum Condition                                  Section 2.2(d)
Registration Expenses                              Section 5.1

                  1.3 Terms Generally. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

         2.       Demand Registration.

                  2.1 Demand Registration Rights. Each Stockholder shall have the right to require that the Company register under the Securities Act the offer or sale of all or a portion of the Registrable Securities held by such Stockholder on the terms and subject to the conditions and limitations set forth herein. The registration of Registrable Securities under the Securities Act in accordance with this Section 2 is referred to in this Agreement as a "Demand Registration." The Stockholders shall be entitled to four Demand Registrations in the aggregate.

                  2.2      Procedures for Demand Registrations.

                           (a)      A Stockholder holding Registrable Securities
may elect to initiate a Demand Registration pursuant to this Section 2 by furnishing the Company with a written notice (the "Demand Notice") specifying the number of Registrable Securities that such Stockholder desires to have registered, and such Stockholder's intended method or methods of distribution of all such Registrable Securities. The Stockholder delivering a notice pursuant to the preceding sentence is referred to as the "Initiating Stockholder." Within twenty (20) days of its receipt of the Demand Notice, the Company shall notify the Stockholders of its receipt of a Demand Notice. Each Stockholder may, within thirty (30) days of the Company's receipt of the Demand Notice, deliver a written notice to the Company specifying the number of shares that such Stockholder (each, together with the Initiating Stockholder, a "Demanding Stockholder") wishes to have registered, and such Stockholder's intended method or methods of distribution of such securities. If Stockholders holding Registrable Securities representing a majority of the outstanding Registrable Securities provide the Company with written notice that they desire that such Demand Registration not take place, the Company shall not be required to proceed with such Demand Registration and, irrespective of whether the Company proceeds with such registration, such registration shall not be deemed to have been a Demand Registration for purposes of the limitations on the number of Demand Registrations set forth in Section 2.1.

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                           (b)      If the number of Registrable Securities that
the Demanding Stockholders desire to have registered (as specified in their notices pursuant to Section 2.2(a)) does not satisfy the Minimum Condition (as set forth in Section 2.2(d), below), then the Company will have no obligation to effect a Demand Registration in response to such notices pursuant to Section 2.2(a) (except as otherwise required in Section 2.4), but nothing herein will limit the rights of the Stockholders to require on a subsequent occasion that the Company effect a Demand Registration to which the Stockholders are entitled under Section 2.1.

                           (c)      On the thirty-first (31st) day following its
receipt of a Demand Notice, the Company will notify each Demanding Stockholder whether the number of Registrable Securities that the Stockholders desire to have registered (as specified in their notices pursuant to Section 2.2(a)) satisfies the Minimum Condition.

                           (d)      The "Minimum Condition" means that the
number of Registrable Securities that the Stockholders desire to have registered (as specified in their notices pursuant to Section 2.2(a)) have an aggregate market value on the date of the delivery of the Initiating Stockholder's notice pursuant to Section 2.2(a) (before any underwriting or brokerage discounts and commissions) of not less than seven hundred and fifty thousand dollars ($750,000); or

                           (e)      Following the effectiveness of a
Registration Statement filed in connection with a Demand Registration, the Company will not be required to file a Registration Statement for a subsequent Demand Registration within four months after the date on which it received the Initiating Stockholder's notice pursuant to Section 2.2(a) for the immediately preceding Demand Registration.

                           (f)      As soon as reasonably practicable after the
Stockholders have notified the Company that they desire to have registered a number of Registrable Securities that satisfies the Minimum Condition, subject to Section 2.6(a) and Section 2.6(e), the Company will file with the SEC and use its reasonable best efforts to cause to become effective as promptly as practicable thereafter a Registration Statement that covers the Registrable Securities requested to be registered in the manner set forth above. Subject to the provisions of Section 2.3 below, each Registration Statement may also include securities to be sold for the account of the Company, for Stockholders who do not participate as Demanding Stockholders but who exercise their rights under Section 3 below, or for any stockholder of the Company not holding Registrable Securities.

                  2.3 Underwriters. One or more Demanding Stockholders owning more than 50% of the Registrable Securities to be included in a Demand Registration shall collectively have the right to select the lead book running managing underwriter for any underwritten public offering in connection with a Demand Registration, which lead managing underwriter shall be reasonably acceptable to the Company. Each Demanding Stockholder electing to participate in a Demand Registration involving an underwritten public offering shall, as a condition to the Company's obligation under this Section 2 to include such Demanding Stockholder's Registrable Securities in the Demand Registration, enter into and perform its obligations under an underwriting agreement or other similar arrangement in customary form with the lead underwriter of such offering.

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                  2.4      Shelf Registration. One or more Demanding
Stockholders owning more than 50% of the Registrable Securities may elect to require that a Demand Registration be effected pursuant to a shelf registration under Rule 415 of the Securities Act; provided, however, that (a) notwithstanding any thing to the contrary herein, the Minimum Condition shall not apply; (b) the Company shall cause a registration statement with respect to the first such shelf registration to be filed within the (10) days following the Third Closing, (as defined in the Purchase Agreement); (c) during the time any such shelf registration is effective, the Company may require from time to time that the Selling Stockholders refrain from selling pursuant to such registration under the circumstances, in the manner, and for the time period described in
Section 2.6; and (d) the Company will not be required under this Section 2.4 to effect more than two Demand Registrations as a shelf registration under Rule 415 of the Securities Act. The Company will use its reasonable best efforts to cause any Demand Registration effected as a shelf registration under Rule 415 of the Securities Act to remain effective for a period ending on the earlier of (i) the date that is a number of days after the effective date of the Registration Statement equal to 730 plus the number of days that the Selling Stockholders must refrain from selling pursuant to Section 2.6, and (ii) the date on which all Registrable Securities covered by the Registration Statement have been sold pursuant to the Demand Registration.

                  2.5      Limitation on Inclusion of Registrable Securities.

                           (a)      If the book running managing underwriter of
any underwritten public offering in connection with a Demand Registration determines in good faith that the aggregate number of Registrable Securities to be offered exceeds the number of shares that could be sold without having an adverse effect on such offering (including the price at which the Registrable Securities may be sold), then the number of Registrable Securities to be offered for the accounts of the Demanding Stockholders in such offering shall be reduced or limited, on a pro rata basis, based on the respective numbers of Registrable Securities requested to be included in such offering by all Demanding Stockholders, to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by the book running managing underwriter; provided, however, that if such registration includes securities other than Registrable Securities of the Demanding Stockholders (whether for the account of the Company or for any stockholder of the Company not exercising rights under this Section 2), such reduction shall be made:

                           (i)      first, from securities held by Persons who
are not Stockholders and from securities being offered for the account of the Company, allocated between the Company and such other Persons as the Company may determine, subject to any agreements between the Company and such other Persons as in effect as of the date hereof;

                           (ii)     second, from the number of Registrable
Securities requested to be included in such offering by Stockholders pursuant to their rights under Section 3, on a pro rata basis, based on the number of Registrable Securities requested to be included in the registration by Stockholders pursuant to their rights under Section 3; and

                           (iii)    last, from the number of Registrable
Securities requested to be included in such offering by the Demanding Stockholders, on a pro rata basis, based on the

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number of Registrable Securities requested to be included in the registration by the Demanding Stockholders.

                           (b)      One or more Demanding Stockholders owning
more than 50% of the Registrable Securities to be included in a requested Demand Registration may elect not to proceed with the registration if less than 75% of the Registrable Securities requested to be registered by each of the Demanding Stockholders are included in such registration. If Demanding Stockholders owning more than 50% of the Registrable Securities to be included in a requested Demand Registration elect not to proceed with the registration pursuant to this Section 2.5(b), the Registration Statement for such registration shall be promptly withdrawn, a Demand Registration shall not be deemed to have been effected for purposes of this Agreement (including the limitations on the number of Demand Registrations set forth in Section 2.1 above) and the Company shall bear the Registration Expenses in connection with such Registration Statement.

                  2.6      Delay of Filing or Sales.

                           (a)      The Company shall have the right,
exercisable by giving notice of the exercise of such right to the applicable Selling Stockholders, subject to Section 2.6(b), at any time and from time to time, to delay filing or the declaration of effectiveness of a Registration Statement or to require the applicable Selling Stockholders not to sell any Registrable Securities pursuant to an effective Registration Statement for a period not in excess of 120 days beginning on the date on which such notice is given, or such shorter period of time as may be specified in such notice or in a subsequent notice delivered by the Company to such effect prior to or during the effectiveness of the Registration Statement, if:

                                    (i)      the Company is engaged in
discussions or negotiations with respect to, or there otherwise is pending, any merger, acquisition, or other form of business combination that is "probable" (within the meaning of the Securities Act), any divestiture, tender offer, financing, or other event that, in any such case, is material to the Company (any such activity or event, a "Material Event"),

                                    (ii)     such Material Event would, in the
judgment of the Company's board of directors (after consultation with counsel), require disclosure so as to permit the Registrable Securities to be sold in compliance with law, and

                                    (iii)    disclosure of such Material Event
would, in the judgment of the Company's board of directors (after consultation with counsel), be adverse to its interests.

                           (b)      the Company may not delay the filing of a
Registration Statement or the sale of any Registrable Securities, whether pursuant to one or more notices pursuant to Section 2.6(a), for more than an aggregate of 120 days within any 12-month period.

                           (c)      If the Company postpones its obligations
under this Agreement by reason of a Material Event as described in Section 2.6(a), any Selling Stockholder will have the right to withdraw its Registrable Securities from the applicable Demand Registration or Incidental Registration, by giving notice to the Company at any time following delivery of the Company's notice pursuant to Section 2.6(a).

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                           (d)      No Stockholder may deliver a notice pursuant
to the first sentence of Section 2.2(a) during the period of any postponement pursuant to Section 2.6(a) until the Company notifies all Stockholders of the end of such Material Event or the expiration of the 120-day period described in
Section 2.6(a).

                           (e)      The Company shall have the right,
exercisable by giving notice of the exercise of such right to the applicable Selling Stockholders, to delay filing or the declaration of effectiveness of a Registration Statement during any period in which, as a result of the Company's failure to satisfy the conditions in Rule 3-01(c) of Regulation S-X, the Company is required to include in the Registration Statement audited financial statements of the Company prior to the date on which such audited financial statements would normally have been prepared in accordance with the Company's past practices and the SEC's periodic reporting requirements.

                  2.7      Withdrawal.

                           (a)      If (i) a Registration Statement filed
pursuant to this Section 2 does not remain effective under the Securities Act for the period specified in Section 2.8(a) due to a stop order, injunction, or other order of the SEC or other governmental agency, and (ii) each of the Demanding Stockholders has not sold at least two-thirds of its Registrable Securities registered under such Registration Statement, then the Demanding Stockholders may elect to withdraw such Registration Statement by written notice to the Company; and, in such an event, such registration shall not be deemed to have been a Demand Registration for purposes of the limitations on the number of Demand Registrations contained in Section 2.1.

                           (b)      Each Selling Stockholder may, no less than
five (5) Business Days before any Registration Statement becomes effective, withdraw some or all of its Registrable Securities from inclusion in the Registration Statement. If such withdrawals result in the Minimum Condition not being satisfied, then the Company may withdraw such Registration Statement unless the remaining Demanding Stockholders agree to include additional Registrable Securities in the registration such that the Minimum Condition would be satisfied or agree to bear the Registration Expenses incurred by the Company in connection with such registration.

                           (c)      If the Company withdraws a Registration
Statement pursuant to Section 2.7(b), then the requested registration shall be deemed to have been a Demand Registration for purposes of the limitations on the number of Demand Registrations contained in Section 2.1 unless

                                    (i)      at the time of a Stockholder's
withdrawal of Registrable Securities pursuant to Section 2.7(b), there has been a material adverse change in the operating results, financial condition, or business of the Company that was not publicly known at the time that the Minimum Condition was originally satisfied; or

                                    (ii)     The Company has postponed its
obligations under this Agreement by reason of a Material Event as described in
Section 2.6(a).

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                  2.8      Effectiveness of Registration Statement.

                           (a)      In connection with any Demand Registration
pursuant to this Section 2, subject to Section 2.6, the Company will use its reasonable best efforts to prepare and file with the SEC any amendments and supplements to the Registration Statement and the Prospectus used in connection therewith, and to take any other actions, that may be necessary to keep the Registration Statement and the Prospectus effective, current, and in compliance with the provisions of the Securities Act, until the sooner to occur of (i) the sale of all of the Registrable Securities covered by such Registration Statement in accordance with the intended methods of distribution thereof or (ii) the 90th day following the effective date of such Registration Statement.

                           (b)      A Demand Registration shall not be deemed to
have been effected for purposes of this Agreement (including the limitations on the number of Demand Registrations set forth in Section 2.1 above) until the Registration Statement therefor shall have been declared effective under the Securities Act by the SEC (and is not then subject to any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court for any reason) for the period specified in Section 2.8.

         3.       Incidental Registration.

                  3.1      Notice of Incidental Registration.

                           (a)      Subject to Section 3.1(b) and Section
3.1(c), if the Company at any time proposes to register under the Securities Act any shares of the same class as any of the Registrable Securities (whether in an underwritten public offering or otherwise and whether or not for the account of the Company or for any stockholder of the Company, including Selling Stockholders registering Registrable Shares in a Demand Registration pursuant to
Section 2), in a manner that would permit the registration under the Securities Act of Registrable Securities for sale to the public, the Company will give written notice to each Stockholder of its intention to do so not later than ten
(10) days prior to the anticipated filing date of the applicable Registration Statement. If the proposed registration is intended to be a Demand Registration, the Company shall give the notice described in the preceding sentence but only to the Stockholders that did not previously elect to become Demanding Stockholders pursuant to Section 2 with respect to such registration. Any Stockholder may elect to participate in such registration on the same basis as the planned method of distribution contemplated by the proposed registration by delivering written notice of its election to the Company within five (5) days after its receipt of the Company's notice pursuant to this Section 3.1(a). A Stockholder's election pursuant to this Section 3.1(a) must (i) specify the amount of Registrable Securities desired to be included in such registration by such Stockholder and (ii) include any other information that the Company reasonably requests be included in such registration statement. Upon its receipt of a Stockholder's election pursuant to this Section 3.1(a), the Company will, subject to Section 3.2, use its reasonable best efforts to include in such registration all Registrable Securities requested to be included. Any registration of Registrable Securities pursuant to this Section 3 is referred to as an "Incidental Registration."

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                           (b)      The Company shall have no obligation under
this Section 3 with respect to any registration effected pursuant to a registration statement on Form S-4 (or any other registration statement registering shares issued in a merger, consolidation, acquisition, or similar transaction) or Form S-8 or any successor or comparable forms, or a registration statement filed in connection with an exchange offer or any offering of securities solely to the Company's existing stockholders or otherwise pursuant to a dividend reinvestment plan, stock purchase plan, or other employee benefit plan.

                           (c)      The Company shall have no obligation under
this Section 3 with respect to any registration initiated by one or more Third-Party Demand Stockholders pursuant to one or more registration rights agreements in existence as of the date hereof under which the rights of all of such Third-Party Demand Stockholders are pari passu, if:

                                    (i)      the applicable registration rights
agreement between the Company and such Third-Party Demand Stockholders prohibits the inclusion in such registration of securities other than those offered by such Third-Party Demand Stockholders and the Company; and

                                    (ii)     no securities other than those
offered by such Third-Party Demand Stockholders are included in such registration.

                  3.2 Limitation on Inclusion of Registrable Securities; Priorities. If the proposed method of distribution in connection with an Incidental Registration is an underwritten public offering and the lead managing underwriter thereof determines in good faith that the amount of securities to be included in such offering would adversely affect such offering (including an adverse effect on the price at which the securities proposed to be registered may be sold), the amount of securities to be offered may be reduced or limited to the extent necessary to reduce the total number of securities to be included in such offering to the amount recommended by the lead managing underwriter as follows (subject to any existing agreements as in effect on the date hereof):

                           (a)      in connection with an offering initiated by
the Company, if securities are being offered for the account of other Persons (including any Stockholders) such reduction shall be made:

                                    (i)      first, from the securities intended
to be offered by such other Persons (including any Stockholders), on a pro rata basis, based on the number of Registrable Securities and other securities that are requested to be included in such offering; and

                                    (ii)     last, from the number of securities
to be offered for the account of the Company;

                           (b)      in connection with an offering initiated by
a Third-Party Demand Stockholder, such reduction shall be made:

                                    (i)      first, from securities held by
Persons who are not Stockholders, Third-Party Demand Stockholders, or other stockholders entitled under any agreements between them and the Company to participate pari passu with the Selling

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Stockholders in such Incidental Registration, and from securities being offered for the account of the Company, allocated between the Company and such other Persons as the Company may determine, subject to any agreements between the Company and such other Persons;

                                    (ii)     second, from the number of
Registrable Securities requested to be included in such offering by the Selling Stockholders and any other stockholders entitled under any agreements between them and the Company to participate pari passu with the Selling Stockholders in such Incidental Registration, on a pro rata basis, based on the number of Registrable Securities and other securities which are requested to be included in the registration; and

                                    (iii)    last, from securities being offered
by the Third-Party Demand Stockholders.

                  3.3 Delay or Withdrawal of Registration. The Company may, without the consent of any Stockholder, delay, suspend, abandon, or withdraw any proposed registration in which any Stockholder has requested inclusion of such Stockholder's Registrable Securities pursuant to this Section 3.

                  3.4 Withdrawal by Selling Stockholder. Each Selling Stockholder may, no less than five (5) Business Days before the anticipated effective date of the applicable Registration Statement for an Incidental Registration, withdraw some or all of its Registrable Securities from inclusion in the Registration Statement.

                  3.5 Underwriters; Underwriting Agreement. In connection with any Incidental Registration involving an underwritten public offering of securities for the account of the Company or a Third-Party Demand Stockholder,
(a) the managing and lead underwriters shall be selected by the Company, unless otherwise provided in any agreement between the Company and any Third-Party Demand Stockholder, and (b) each Selling Stockholder electing to participate in the Incidental Registration shall, as a condition to the Company's obligation under this Section 3 to include such Selling Stockholder's Registrable Securities in such Incidental Registration, enter into and perform its obligations under an underwriting agreement or other similar arrangement in customary form with the managing underwriter of such offering.

         4.       Obligations with Respect to Registration.

                  4.1 Obligations of the Company. Whenever the Company is obligated by the provisions of this Agreement to effect the registration of any Registrable Securities under the Securities Act, the Company shall:

                           (a)      Subject to the provisions of Section 4.2,
use its reasonable best efforts to cause the applicable Registration Statement to become effective as promptly as practicable, and to prepare and file with the SEC any amendments and supplements to the Registration Statement and to the Prospectus used in connection therewith as may be necessary to keep the Registration Statement and the Prospectus effective, current, and in compliance with the provisions of the Securities Act, during the periods when the Company is required by this Agreement to keep the Registration Statement effective and current.

                           (b)      Within a reasonable time not to exceed ten
(10) Business Days prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto (other than any amendment or supplement in the form of a filing that the Company makes pursuant to the Exchange Act), furnish to each Selling Stockholder and each underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement or Prospectus as proposed to be filed, which documents will be subject to the reasonable review and comments of the Selling Stockholders (and their respective counsel) during such period, and the Company will not file any Registration Statement or any Prospectus or any amendment or supplement thereto containing any statements with respect to any Selling Stockholder or the distribution of the Registrable Securities to be included in such Registration Statement for sale by such Selling Stockholder if such Selling Stockholder reasonably objects in writing. Thereafter, the Company will furnish to each Selling Stockholder and each underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as such Selling Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Stockholder.

                           (c)      After the filing of the Registration
Statement, promptly notify each Selling Stockholder of the effectiveness thereof and of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly notify each Selling Stockholder of the lifting or withdrawal of any such order.

                           (d)      Immediately notify each Selling Stockholder
holding Registrable Securities covered by the applicable Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of (i) the determination that a Material Event exists or
(ii) the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and promptly make available to such Selling Stockholder any such supplement or amendment, and subject to the provisions of this Agreement regarding the existence of a Material Event, the Company will promptly prepare and furnish to each such Selling Stockholder a supplement to or an amendment of such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                           (e)      Enter into customary agreements (including
an underwriting agreement in customary form including customary indemnification provisions) and perform its obligations under any such agreements and shall take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

                           (f)      Make available for inspection by any Selling
Stockholder covered by such Registration Statement, any underwriter selected by a Selling Stockholder pursuant to

Section 2.3 participating in any disposition pursuant to such Registration Statement, and any attorney, accountant, or other professional retained by any such Selling Stockholder or underwriter, all financial and other records, pertinent corporate documents, and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection therewith, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any of such Persons in connection with such Registration Statement. Information that the Company determines, in good faith, to be confidential and notifies such Persons is confidential shall not be disclosed by such Persons unless (i) the release of such information is ordered pursuant to a subpoena or other order from a court, or other governmental agency or tribunal, of competent jurisdiction or (ii) such information becomes public other than through a breach by such Persons of the confidentiality obligations of such Persons. Each Selling Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any transactions in the securities of the Company or for any other purpose unless and until such information is made generally available to the public.

                           (g)      Furnish, in the case of an underwritten
public offering, to each Selling Stockholder and to each underwriter a signed counterpart of (i) an opinion or opinions of in-house counsel or outside counsel to the Company addressed to such Selling Stockholder and underwriters (on which opinion both such Selling Stockholder and each such underwriter shall be entitled to rely) and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the holders of a majority of the Registrable Securities included in such Registration Statement or the managing underwriter therefor reasonably requests.

                           (h)      Register or qualify the Registrable
Securities covered by a Registration Statement under the securities or blue sky laws of such United States jurisdictions as the Selling Stockholders shall reasonably request, and do any and all other acts and things which may be necessary to enable each Selling Stockholder to consummate the disposition in such jurisdictions of such Registrable Securities in accordance with the method of distribution described in such Registration Statement; provided, however, that the Company shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction where it is not otherwise required to be so qualified, (ii) to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction,
(iii) to execute or file any general consent to service of process under the laws of any jurisdiction, or (iv) to subject itself to taxation in any jurisdiction where it has not theretofore done so.

                           (i)      Use its reasonable best efforts to cause
such Registrable Securities covered by a Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over-the-counter market or listed on the automated quotation market on which securities of the same class and series as the Registrable Securities (or into which such Registrable Securities will be or have been converted) are then listed, traded, or quoted upon the sale of such Registrable Securities pursuant to such Registration Statement.

                           (j)      Make and keep information publicly available
relating to the Company so as to satisfy the requirements of Rule 144 under the Securities Act (or any successor or corresponding rule) and file with the SEC all reports and other documents required of the Company under the Securities Act and the Exchange Act in a timely manner.

                           (k)      Make available to its security holders, as
soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (provided that the Company shall not be deemed in violation of this paragraph so long as it files customary quarterly reports with the SEC for such period), and not file any amendment or supplement to such Registration Statement or Prospectus to which any of the Selling Stockholders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act.

                  4.2 Selling Stockholders' Obligations. The Company's obligations under this Agreement to a Selling Stockholder shall be conditioned upon such Selling Stockholder's compliance with the following:

                           (a)      Such Selling Stockholder shall cooperate
with the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to keep the Registration Statement effective, such Selling Stockholder will provide to the Company, in writing, for use in the Registration Statement, all information regarding such Selling Stockholder, its intended method of disposition of the applicable Registrable Securities, and such other information as the Company may reasonably request to prepare the Registration Statement and Prospectus covering the Registrable Securities and to maintain the currency and effectiveness thereof.

                           (b)      Such Selling Stockholder agrees that, upon
receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(d), such Selling Stockholder will discontinue its offering and sale of Registrable Securities pursuant to the applicable Registration Statement until such Selling Stockholder's receipt of either (i) notice from the Company that a Material Event no longer exists (but for no longer than the end of the 120-day period described in Section 2.6) or (ii) the copies of the supplemented or amended Prospectus contemplated by Section 4.1(d), and, in either case, if so directed by the Company, such Stockholder will deliver to the Company all copies in its possession of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

                  4.3 Underwriting Agreement. Neither the Company nor any other Person may participate in any underwritten public offering in connection with a Demand Registration or an Incidental Registration unless such Person (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Person or Persons selecting the lead managing underwriters for such offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

                  4.4 Holdback by the Company. The Company agrees not to engage in any public sale or distribution by it of any securities of the same class or series as the Registrable Securities or securities convertible into, or exchangeable or exercisable for, or the value of which relates to or is based upon, such securities during the ten days prior to, and during the 45-day period beginning on, the effective date of any Registration Statement filed with respect to any public offering of Registrable Securities to the extent the lead book running managing underwriter for such offering advises the Company in writing that a public sale or distribution during such 45-day period (including a sale pursuant to Rule 144 under the Securities Act) of Registrable Securities by the Company other than pursuant to the underwritten public offering contemplated by such registration statement would materially adversely impact such underwritten public offering), except as part of such registration; provided, however, that the limitation set forth in this Section 4.4 shall not apply: (a) to registrations by the Company on Form S-4 or any other registration of shares issued in a merger, consolidation, acquisition, or similar transaction or on Form S-8, or any successor or comparable forms, or a registration statement filed in connection with an exchange offer of securities of the Company made solely to the Company's existing stockholders or otherwise pursuant to a dividend reinvestment plan, stock purchase plan, or other employee benefit plan; (b) to sales by the Company upon exercise or exchange, by the holder thereof, of options, warrants or convertible securities; (c) to any employee benefit plan (if necessary to allow such plan to fulfill its funding obligations in the ordinary course); or (d) to any Demand Registration effected as a shelf registration under Rule 415 of the Securities Act. This Section 4.4 shall not limit any public sale or distribution of any securities of the Company by any Third-Party Demand Stockholder or any Person having the right to require that the Company include its securities in any registration initiated by any Third-Party Demand Stockholder.

                  4.5 Holdback by Stockholders. To the extent not inconsistent with applicable law, each Stockholder whose securities are included in a Registration Statement in connection with an underwritten public offering agrees not to effect any sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the ten days prior to, and during the 45-day period beginning on, the effective date of such Registration Statement (except as part of such registration), if and to the extent requested in writing by the managing underwriter or Underwriters of such underwritten public offering.

         5.       Expenses of Registration.

                  5.1 Registration Expenses. Except as provided in Section 5.2, all Registration Expenses incurred in connection with any Demand Registration or Incidental Registration and the distribution of any Registrable Securities in connection therewith shall be borne by the Company. For purposes of this Agreement, the term "Registration Expenses" means all:

                           (a)      registration, application, filing, listing,
transfer, and registrar fees,

                           (b)      NASD fees and fees and expenses of
registration or qualification of Registrable Securities under state securities or blue sky laws,

                           (c)      printing expenses (or comparable duplication
expenses), delivery charges, and escrow fees,

                           (d)      fees and disbursements of counsel for the
Company,

                           (e)      fees and expenses for independent certified
public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters),

                           (f)      fees and expenses of any special experts
retained by the Company in connection with such registration;

                           (g)      reasonable fees and disbursements of
underwriters and broker-dealers customarily paid by issuers or sellers of securities,

                           (h)      fees and expenses of listing the Registrable
Securities on a securities exchange or over-the-counter market; and

                           (i)      all reasonable fees and disbursements of one
(1) counsel for the Selling Stockholders attributable to the distribution of the Registrable Securities of such Selling Stockholders included in such registration.

                  5.2 Selling Stockholder Expenses. Each Selling Stockholder shall pay all:

                           (a)      stock transfer fees or expenses (including
the cost of all transfer tax stamps), if any; and

                           (b)      all underwriting or brokerage discounts and
commissions.

         6.       Indemnification.

                  6.1 By the Company. The Company agrees to indemnify and hold harmless each Stockholder Indemnified Party from and against any Losses, joint or several, to which such Stockholder Indemnified Party may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each such Stockholder Indemnified Party for any reasonable fees and expenses of outside legal counsel for such Stockholder Indemnified Parties, or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such claims; provided, however, that the Company will not indemnify or hold harmless any Stockholder Indemnified Party from or against any such Losses (including any related expenses) to the extent such Losses (including any related expenses) result from an untrue statement, omission or allegation thereof which were (a) made in reliance upon and in conformity with written information provided by or on behalf of the applicable Selling Stockholder specifically and expressly for use or inclusion in the applicable Registration Statement or Prospectus or (b) made in any Prospectus used after such time as the Company advised such Selling Stockholder that the filing of a post-effective amendment or supplement thereto was required, except that this proviso shall not apply if the untrue statement, omission, or allegation thereof is contained in the Prospectus as so amended or supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholder Indemnified Parties and shall survive the transfer of such securities by the Selling Stockholders.

                  6.2 By Selling Stockholders. Each Selling Stockholder, individually and not jointly, agrees to indemnify and hold harmless each Company Indemnified Party and each other Stockholder Indemnified Party from and against any Losses, joint or several, to which such Company Indemnified Party or any other Stockholder Indemnified Party may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with written information provided by or on behalf of such Selling Stockholder or any Person who controls such Selling Stockholder specifically and expressly for use or inclusion in the applicable Registration Statement or Prospectus; provided, however, that such Selling Stockholder will not indemnify or hold harmless any Company Indemnified Party or other Stockholder Indemnified Party from or against any such Losses (including any related expenses) (a) to the extent the untrue statement, omission, or allegation thereof upon which such Losses (including any related expenses) are based was made in any Prospectus used after such time as such Selling Stockholder advised the Company that the filing of a post-effective amendment or supplement thereto was required, except that this proviso shall not apply if the untrue statement, omission, or allegation thereof is contained in the Prospectus as so amended or supplemented, or (b) in an amount that exceeds the net proceeds received by such Selling Stockholder from the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation by or on behalf of Company Indemnified Parties or the Stockholder Indemnified Parties, and shall survive the transfer of such securities by the Selling Stockholder.

                  6.3 Procedures. Each Indemnified Party shall give notice to each Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses. The failure of any Indemnified Party to give notice as provided in this Section
6.3 shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such claim, action, or proceeding. If the Indemnifying Party elects to assume the defense in any action or proceeding, an Indemnified Party shall have the right to employ separate counsel in such action or proceeding and to participate in the defense thereof, but such Indemnified Party shall pay the fees and expenses of such separate counsel unless (a) the Indemnifying Party has agreed to pay such fees and expenses or (b) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is or would be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment, or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  6.4 Contribution. If the indemnification provided for under this Section 6 is unavailable to or insufficient to hold the Indemnified Party harmless under Section 6.1 or Section 6.2 above in respect of any Losses referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, in connection with the statements or omissions that resulted in such Losses. The relative fault of each Indemnifying Party or Indemnified Party, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or that was failed to be supplied by) such Indemnifying Party or Indemnified Party, such party's relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. If contribution based upon the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, is not available, then the Indemnifying Party shall contribute to the amount paid or payable by Indemnified Party as a result of Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, from the subject offering or distribution. The relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, shall be deemed to be in the same proportion as the net proceeds of the offering or other distribution received by the Indemnifying Party bears to the net proceeds of the offering or other distribution received by the Indemnified Party. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         7. Limitation on Other Registration Rights. The Company shall not grant to any Person any demand registration right, incidental registration right, or other right that would conflict with any of the rights granted to Stockholders herein.

         8.       Miscellaneous.

                  8.1      Notices.

                           (a)      All notices, requests, demands, waivers, and
other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, or sent by reliable overnight courier, or facsimile transmission, to the address or facsimile number specified for the applicable party on Schedule A attached to this Agreement, or to such other Person, address, or facsimile number as any party shall specify by notice in writing to the other Parties.

                           (b)      Any notice or other communication to a party
in accordance with the provisions of this Agreement shall be deemed to have been given (i) three (3) Business Days after it is sent by certified or registered mail, postage prepaid, return receipt requested, (ii) upon receipt when delivered by hand or transmitted by facsimile (confirmation received), or (iii) one (1) Business Day after it is sent by a reliable overnight courier service, with acknowledgment of receipt requested. Notwithstanding the preceding sentence, notice of change of address shall be effective only upon actual receipt thereof.

                  8.2 Amendment. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among the Company and the Stockholder holding a majority of the Registrable Securities, executed in the same manner as this Agreement. No consent, waiver, or similar act shall be effective unless in writing.

                  8.3 Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes all prior agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof.

                  8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  8.5 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California, without giving effect to principles of conflicts of laws.

                  8.6      Assignment.

                           (a)      Except as expressly provided in this Section
8.6, the rights of the Parties cannot be transferred or assigned and any purported assignment or transfer to the contrary shall be void ab initio. So long as the terms of this Section 8.6 are followed, any Stockholder may transfer any of its rights under this Agreement, without the consent of the Company, to any Person to whom such holder transfers any Registrable Securities or any rights to acquire Registrable Securities, whether such transfer is by sale, gift, assignment, pledge, or otherwise, so long as:

                                    (i)      such transfer is not made pursuant
to an effective Registration Statement or pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other manner the effect of which is to cause the transferred securities to be freely transferable without regard to the volume and manner of sale limitations set forth in Rule 144 (or any successor provision) in the hands of the transferee as of the date of such transfer; and

                                    (ii)     such transfer is made (A) to
another Stockholder; (B) to any Person that, directly or indirectly, through the ownership of voting securities, controls, is controlled by, or is commonly controlled with such Stockholder; (C) to any investment fund formed by an affiliate of such Stockholder that is commonly controlled with such Stockholder;
(D) to a trust for the benefit of the equity owners of such Stockholder and of which the trustee or trustees are one or more Persons that either control, or are commonly controlled with, such

Stockholder or are banks, trust companies, or similar entities; (E) any Person for which such Stockholder is acting as nominee or any trust controlled by or under common control with such Person; (F) any Person, so long as such Person acquires, pursuant to such transfer or series of related transfers, not less than fifty thousand (50,000) Registrable Securities (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), or (G) where the transferring Stockholder is an individual, (i) to the estate, heirs, or legatees of such Stockholder upon such Stockholder's death; (ii) to or for the benefit of any member of such Stockholder's family or to any Person controlled by such Stockholder or one or more members of such Stockholder's family; or
(iii) to any charitable foundation, charitable trust, or similar entity.

                           (b)      In addition to the transfers permitted by
Section 8.6(a), so long as the other terms of this Section 8.6 are followed, any Stockholder may transfer any of its rights under this Agreement (other than its rights under Section 2), without the consent of the Company, to any charitable organization to which Registrable Securities are transferred by any charitable foundation, charitable trust, or similar entity to which Registrable Securities were previously transferred in accordance with Section 8.6(a); provided that any notice under this Agreement that the Company would otherwise be required to deliver to such charitable organization, as transferee of any of the transferor's rights under this Agreement, may be given to the transferor of such Registrable Securities at the address or facsimile number specified by the transferor in accordance with Section 8.1(a).

                           (c)      Notwithstanding Section 8.6(a) or Section
8.6(b), no Stockholder may assign any of its rights under this Agreement to any Person to whom such Stockholder transfers any Registrable Securities unless the transfer of such Registrable Securities did not require registration under the Securities Act.

                           (d)      The nature and extent of any rights assigned
shall be as agreed to between the assigning party and the assignee. Any assignee hereunder shall receive such assigned rights subject to all the terms and conditions of this Agreement, including the provisions of this Section 8.6. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

                  8.7 Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. This Agreement shall constitute a binding agreement among the Company and each other Persons executing this Agreement at such time as it has been executed by the Company and such other Persons, even if additional Persons whose names appear on the signature page to this Agreement have not executed and delivered this Agreement and may or may not do so at a later time. Except as set forth herein and by operation of law, no party to this Agreement may assign or delegate all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of each other party to this Agreement.

                            [Signature page follows.]

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth herein.

                            NOVATEL WIRELESS, INC.

                            By:  /s/ Peter V. Leparulo
                               ---------------------------------
                                  Name: Peter V. Leparulo
                                  Title: Chief Executive Officer

"PURCHASERS"

BAY INVESTMENTS LIMITED

By:  /s/ H.J. Pudwill
   -----------------------------------------

Name: H.J. Pudwill

Title: Director

MUTUAL TRUST MANAGEMENT (BERMUDA)

LIMITED AS TRUSTEE OF SOFAER FUNDS/

GLOBAL HEDGE FUND

By:  /s/ Michael Sofaer
   -----------------------------------------

Name: Michael Sofaer

Title: Authorised signatory of Sofaer Capital Inc.

       Authorised Investment Adviser

RIT CAPITAL PARTNERS PLC.

By:  /s/ Michael Sofaer
  -----------------------------------------

Name: Michael Sofaer

Title: Authorised signatory of Sofaer Capital Inc.

       Authorised Investment Adviser

SOEN YONG LEE

By:  /s/ Soen Yong Lee
   ---------------------------------
     Soen Yong Lee

                         SIGNATURE PAGE TO REGISTRATION
                                RIGHTS AGREEMENT

PETER LEPARULO

By: /s/ Peter V. Leparulo
   ------------------------
        Peter Leparulo

CORNERSTONE EQUITY INVESTORS, LLC

By: /s/ Robert H. Getz
  -----------------------

Name: Robert H. Getz

Title: Managing Director

PS CAPITAL LLC

By:  /s/ Stanley M. Blau
   --------------------------------

Name: Stanley M. Blau

Title: Managing Director

                         SIGNATURE PAGE TO REGISTRATION
                                RIGHTS AGREEMENT

PAN INVEST & TRADE INC.

By: /s/ Bruno Sidler
   --------------------------------

Name: Bruno Sidler

Title: Director

                         SIGNATURE PAGE TO REGISTRATION
                                RIGHTS AGREEMENT

                                   SCHEDULE A

                          Addresses for Notice Purposes

IF TO THE COMPANY:

Novatel Wireless, Inc.
9360 Towne Centre Drive, Suite 110
San Diego, CA 92121
Attention: Peter Leparulo,
Chief Executive Officer
Fax: (858) 812-3414

With a copy to:
       Latham & Watkins LLP
       633 West Fifth Street, Suite 4000
       Los Angeles, CA 90071
       Attention: J. Scott Hodgkins, Esq.
       Fax:  (213) 891-8763

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IF TO THE PURCHASERS:

Mutual Trust Management (Bermuda)                     RIT Capital Partners plc.
Limited as Trustee of Sofaer Funds/Global Hedge Fund  Spencer House
Hemisphere House                                      27 St. James' Place
9 Church Street                                       London
P.O. Box HM 951                                       SW1A 1NR
Attention: Michael Sofaer                             Attention: Michael Sofaer

Pan Invest & Trade Inc.                               Bay Investments Limited
10th Floor                                            Suite 1806, 18/F
8 Queen's Road Central                                Central Plaza
Hong Kong                                             18 Harbour Road
Attention: John McLean Arnot                          WanChai
                                                      Hong Kong
                                                      Attention: Horst Pudwill

Soen Yong Lee                                         Peter Leparulo
#25 - 8, Sangdo 2 -Dong                               Novatel Wireless, Inc.
Dongjak - Gu                                          9360 Towne Centre Drive,
Seoul, Korea 156-03                                   Suite 110
                                                      San Diego, CA 92121

Cornerstone Equity Investors, LLC                     PS Capital LLC
717 Fifth Avenue                                      800 Fifth Avenue,
Suite 1100                                            Suite 19a
New York, NY  10022                                   New York, NY  10002
Attention: Robert H. Getz                             Attention: Stan Blau


With a copy to:
       Irell & Manella LLP
       1800 Avenue of the Stars, Suite 900
       Los Angeles, CA  90067
       Attention: Alvin G. Segel, Esq.
       Fax: (310) 203-7199

                         SIGNATURE PAGE TO REGISTRATION
                                RIGHTS AGREEMENT